Filed Pursuant to Rule 424(b)(7)

Registration No. 333-284017

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 23, 2024)

Up to 2,702,180 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus supplement relates to the resale from time to time by the selling stockholder identified in this prospectus supplement of up to 2,702,180 shares of our common stock issuable upon the exchange, retraction or redemption, at the election of the selling stockholder, of non-voting exchangeable shares of MB Exchangeco Inc., an indirect wholly owned Canadian subsidiary of ours (“MB ExchangeCo”), or in connection with certain liquidation, dissolution, winding-up or insolvency events involving us or MB ExchangeCo. We refer to these exchangeable shares as the “Exchangeable Shares.”

The Exchangeable Shares were issued by MB ExchangeCo in connection with our acquisition, completed on April 1, 2026, of the 50% interest in our Micro Bird joint venture enterprise held by our former joint venture partner. As a result of the acquisition, we became the sole owner of the Micro Bird business. Each Exchangeable Share entitles the holder, upon exchange, retraction, redemption or certain liquidation or similar events, to receive one share of our common stock, together with any dividends or other distributions then payable in respect of such Exchangeable Share. The Exchangeable Shares are designed to preserve the economic equivalence of the Exchangeable Shares and our common stock and to provide holders with economic rights substantially equivalent to those associated with shares of our common stock.

The registration of the offer and sale of the shares of common stock covered by this prospectus supplement and the accompanying prospectus does not necessarily mean that the selling stockholder will offer or sell all or any of the shares. The shares of our common stock offered hereby by the selling stockholder, or its permitted transferees or other successors in interest, may be sold, subject to contractual lock-up provisions, from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The filing of this prospectus supplement does not constitute or trigger an exchange, retraction or redemption of any Exchangeable Shares, and the selling stockholder is under no obligation to exchange any Exchangeable Shares as a result of this filing. Any exchange will occur only if, when, and to the extent the selling stockholder elects to exchange its Exchangeable Shares in accordance with their terms, subject to the lock-up provisions described herein, or in connection with certain liquidation, dissolution, winding-up or insolvency events involving us or MB ExchangeCo.

The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions. If the shares of our common stock are sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for the underwriting discounts or commissions. The selling stockholder may sell the shares offered hereby from time to time in amounts and at times determined in its sole discretion, subject to certain restrictions, including contractual lock-up provisions. See “Plan of Distribution” in this prospectus supplement.

Notwithstanding anything to the contrary herein, the shares of our common stock covered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale to the public in Canada by a prospectus under applicable Canadian securities laws and, accordingly, any sale of the shares of our common stock in Canada may only be made on the basis of an exemption from the prospectus requirements of applicable Canadian securities laws. See “Plan of Distribution” in this prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholder. See “Use of Proceeds” in this prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “BLBD.” On September 30, 2026, the last reported sale price of our common stock on The NASDAQ Global Market was $55.50 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under “Risk Factors” beginning on page 9 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 1, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our common stock by the selling stockholder, and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. The rules of the Securities and Exchange Commission (the “SEC”) allow us to incorporate by reference information into this prospectus supplement. This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

This prospectus supplement does not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should read both this prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information” in this prospectus supplement before investing in our common stock.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. You must not rely on any unauthorized information or representation. Neither we nor the selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any industry and market data contained in or incorporated by reference into this prospectus supplement is based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained in or incorporated by reference into this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained in or incorporated by reference into this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

Unless the context otherwise requires, references in this prospectus supplement to: (i) “we,” “our,” “us,” “Blue Bird” or the “Company” refer to Blue Bird Corporation, a Delaware corporation, and its consolidated subsidiaries, except that such terms refer only to Blue Bird Corporation and not its consolidated subsidiaries under “Description of Capital Stock”; (ii) “our common stock” refers to the common stock, par value $0.0001 per share, of Blue Bird Corporation; and (iii) “our special voting preferred stock” and the “Special Voting Share” refer to the Special Voting Preferred Stock, par value $0.0001 per share, of Blue Bird Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-284017) under the Securities Act of 1933, as amended (the “Securities Act”), of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities offered under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov

We make available free of charge on our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under “Incorporation By Reference” in this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Blue Bird Corporation

3920 Arkwright Road, 2nd Floor

Macon, Georgia 31210

Tel: (478) 822-2801

Email: investors@blue-bird.com

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file in the future with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents (except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules and regulations):

•	our Annual Report on Form 10-K for the year ended September 27, 2025, filed with the SEC on November 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 27, 2026, March 28, 2026 and December 27, 2025, filed with the SEC on August 5, 2026, May 6, 2026 and February 4, 2026, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on August 5, 2026 (Item 1.01 and Exhibits 2.1 and 10.1 only), May 18, 2026, April 2, 2026, March 11, 2026, February 17, 2026 (Item 1.01 and Exhibits 2.1, 2.2 and 2.3 only), December 29, 2025, and October 24, 2025;

•	our Current Report on Form 8-K/A, filed with the SEC on May 4, 2026;

•	our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders filed with the SEC on January 26, 2026 (but only with respect to the information therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended September 27, 2025, filed with the SEC on November 24, 2025); and

•	the “Description of Securities” section of the Definitive Proxy Statement on Schedule 14A filed with the SEC by Hennessy Capital Acquisition Corp. on January 20, 2015, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended September 27, 2025, filed with the SEC on November 24, 2025, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations) are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

We maintain a website that contains information about us at www.blue-bird.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC. To obtain copies of the filings we make with the SEC, see “Where You Can Find More Information” in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contains forward-looking statements. All statements contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof or, in the case of statements included in documents incorporated by reference, as of the date of the applicable filed document, and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “estimate,” “project,” “forecast,” “seek,” “target,” “anticipate,” “believe,” “predict,” “potential,” and “continue,” the negative of these terms, or other comparable terminology. Examples of forward-looking statements include statements regarding our future financial results, research and development results, regulatory approvals, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the future financial performance of the Company;

•	negative changes in the market for Blue Bird products;

•	expansion plans and opportunities;

•	challenges or unexpected costs related to manufacturing;

•	future impacts from pandemics, epidemics or similar widespread disease or illness outbreaks (collectively, “public health crises”) on capital markets, manufacturing and supply chain abilities, consumer and customer demand, school system operations, workplace conditions, and any other unexpected impacts, which include or could include, among other effects:

o	disruption in global financial and credit markets;

o	supply shortages and supplier financial risk, especially from our single-source suppliers impacted by public health crises;

o	negative impacts to manufacturing operations or the supply chain from shutdowns or other disruptions in operations;

o	negative impacts on capacity and/or production in response to changes in demand due to public health crises, including possible cost containment actions;

o	financial difficulties of our customers impacted by public health crises;

o	reductions in market demand for our products due to public health crises; and

o	potential negative impacts of various actions taken by federal, state, and/or local governments in response to public health crises;

•	future impacts resulting from current and/or future military conflicts, which include or could include, among other effects:

o	disruption in global commodity and other markets;

o	supply shortages and supplier financial risk, especially from suppliers providing inventory that is dependent on resources originating from countries impacted by military conflicts; and

o	negative impacts to manufacturing operations resulting from inventory cost volatility or the supply chain due to shutdowns or other disruptions in operations;

•	future impacts resulting from changes in governmental policies, programs, regulations and/or laws, which include or could include, among other effects:

o	the imposition of new and/or revised trade policies and tariffs, which could increase the cost of components we and/or our suppliers purchase that would impact our cost to produce buses and purchase parts for resale; increase the prices we charge for our products to pass along part or all of our increased purchase costs; and/or impact the purchasing decisions of our customers that could result in them buying less, or none, of our products in future periods;

o	reductions in governmental grants, subsidies and/or other incentives, which would result in a decrease in funds that are used by school districts and fleet customers to partially, or fully, offset the higher price of alternative powered school buses and could impact the purchasing decisions of our customers that elect to buy less, or none, of our products in future periods; and

o	changes in current or future emissions regulations, which could increase the costs of powertrain components that we purchase from major suppliers and would impact our cost to produce buses and purchase parts for resale; increase the prices we charge for our products to pass along part or all of our increased purchase costs; and/or impact the purchasing decisions of our customers that could result in them buying less, or none. of our products in future periods; and

•	other risks and uncertainties, including those listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, before making an investment decision. If you invest in our securities, then you are assuming a high degree of risk.

Company Overview

Blue Bird Corporation (“Blue Bird,” the “Company,” “we,” “our” or “us”) is the leading independent designer and manufacturer of school buses, with more than 619,000 buses sold since our formation in 1927. Our longevity and reputation in the school bus industry have made Blue Bird an iconic American brand. We distinguish ourselves from our principal competitors by dedicating our focus to the design, engineering, manufacture and sale of school buses, and related parts. As the only principal manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, efficiency and lower operating costs. In addition, Blue Bird is the market leader in alternative powered product offerings with its propane-powered, gasoline-powered and all-electric-powered school buses.

We sell our buses and parts through an extensive network of U.S. and Canadian dealers that, in their territories, are exclusive to us on Type A, C and D school buses. We also sell directly to major fleet operators, the U.S. Government, state governments and authorized dealers in certain limited foreign countries.

We manage our business in two operating segments, which are also our reportable segments: (i) the Bus segment, which involves the design, engineering, manufacture, and sales of school buses and extended warranties; and (ii) the Parts segment, which includes the sale of replacement bus parts.

Our principal executive offices are located at 3920 Arkwright Road, 2nd Floor, Macon, Georgia and our telephone number is (478) 822-2801. Our website is https://www.blue-bird.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein, and you should not consider it part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

Micro Bird Acquisition

We have been a 50% owner of a joint venture enterprise that has manufactured Type A buses in Quebec, Canada, through Micro Bird Holdings Inc. (“Micro Bird Canada”), since 2009 and has produced small and mid-sized commercial buses through Micro Bird Holding USA LLC (“Micro Bird US”) at a manufacturing facility in Plattsburgh, New York since September 2025. Prior to the acquisition described below, our direct wholly owned subsidiary, Blue Bird Body Company (“BBBC”), held a 50% ownership interest in each of Micro Bird Canada and Micro Bird US. We refer to this joint venture enterprise as the “Micro Bird joint venture” and the business conducted by Micro Bird Canada and Micro Bird US as the “Micro Bird business.”

On April 1, 2026, we completed the acquisition of the remaining 50% of the Micro Bird joint venture pursuant to the Purchase Agreement, dated February 15, 2026 (the “Purchase Agreement”), among us and the former owners of the Micro Bird joint venture, including Groupe Autobus Girardin Ltée (“GAG”) and its affiliated sellers. As a result of the acquisition, we now own 100% of the Micro Bird business.

Pursuant to the terms of the Purchase Agreement, BBBC acquired: (i) 100% of the issued and outstanding equity securities of Girardin Minibus JV 2 USA Inc., a Delaware corporation which owned the 50% interest in Micro Bird US immediately prior to the acquisition; and (ii) through BBBC’s indirect wholly owned Canadian subsidiary, MB Exchangeco Inc. (“MB ExchangeCo”), 100% of the issued and outstanding equity securities of Girardin Minibus JV Inc., a corporation existing under the laws of the Province of Québec which owned the 50% interest in Micro Bird Canada immediately prior to the acquisition, in exchange for an aggregate purchase price of $205,899,042, which is subject to adjustment as a result of customary working capital and net debt true-up provisions (the “Purchase Price”).

Under the terms of the Purchase Agreement, approximately 30% of the Purchase Price, or $63,021,286 after closing adjustments, was paid in cash, and approximately 70% of the Purchase Price, valued at $142,877,755 based on an adjusted value of 2,702,180 shares of our common stock as of April 1, 2026, was paid through the issuance to GAG of: (i) 2,702,180 non-voting exchangeable shares of MB ExchangeCo (the “Exchangeable Shares”), which are exchangeable on a one-for-one basis for shares of our common stock, together with any dividends or other distributions then payable in respect of such Exchangeable Shares; and (ii) one share of our special voting preferred stock (the “Special Voting Share”), with voting rights equivalent to the number of shares of our common stock that the outstanding Exchangeable Shares are exchangeable into at any time.

See “Description of the Micro Bird Acquisition,” “Description of Capital Stock – Special Voting Preferred Stock” and “Description of Capital Stock- Exchangeable Shares” in this prospectus supplement.

The Offering

Securities Offered by the Selling Stockholder:	We are registering the resale by the selling stockholder identified in this prospectus supplement of an aggregate of 2,702,180 shares of our common stock issuable upon the exchange, retraction or redemption, at the election of the selling stockholder, of the Exchangeable Shares or in connection with certain liquidation, dissolution, winding-up or insolvency events involving us or MB ExchangeCo.

Terms of the Offering:	The selling stockholder will determine when, how and at what price it will dispose of the shares of our common stock offered for resale under this prospectus supplement and the accompanying prospectus, subject to the contractual lock-up provisions described below. See “Plan of Distribution” in this prospectus supplement.

Risk Factors:	Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks and uncertainties described under “Risk Factors” beginning on page 9 of this prospectus supplement and described in the accompanying prospectus and in the documents incorporated by reference herein and therein.

Lock-up Provisions:	No transfers of the Exchangeable Shares, or the shares of our common stock acquired in exchange for the Exchangeable Shares, may occur for a period of six months from the closing of the Micro Bird acquisition, or until October 1, 2026. Thereafter, (i) 17.9% of the shares will be released from lock-up on October 1, 2026; (ii) an additional 17.9% of the shares will be released from lock-up on April 1, 2027; (iii) an additional 17.9% of the shares will be released from lock-up on October 1, 2027; (iv) an additional 27.8% of the shares will be released from lock-up on April 1, 2028; and (v) the remaining 18.5% of the shares will be released from lock-up on April 1, 2029. These provisions are referred to as the “Lock-up Provisions.” See “Description of Micro Bird Acquisition – Micro Bird Entities Purchase Agreement” and “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	All of the shares of our common stock being offered pursuant to this prospectus supplement are being offered by the selling stockholder. We will not receive any proceeds from the sale of these shares. See “Use of Proceeds” in this prospectus supplement.

Stock Symbol:	Our common stock is listed on The NASDAQ Global Market under the symbol “BLBD.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks and uncertainties identified below and described under “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such cases, you may lose all or part of your investment. For more information, see “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find Additional Information” in this prospectus supplement.

Sales of our common stock by the selling stockholder could cause our stock price to decline.

As of September 28, 2026, we had 31,347,063 shares of our common stock outstanding. The 2,702,180 shares of our common stock being offered for resale pursuant to this prospectus supplement and the accompanying prospectus represent approximately 8.6% of our outstanding common stock as of that date. Sales of substantial amounts of our common stock by the selling stockholder in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock. In addition, future sales of these shares could make it more difficult for us to raise capital through future issuances of our common stock or other equity securities.

USE OF PROCEEDS

All of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus are being offered by the selling stockholder. We will not receive any proceeds from the sale of these shares.

DESCRIPTION OF THE MICRO BIRD ACQUISITION

Overview

We have been a 50% owner of the Micro Bird joint venture, which has manufactured Type A buses in Quebec, Canada, through Micro Bird Canada, since 2009 and has produced small and mid-sized commercial buses through Micro Bird US at a manufacturing facility in Plattsburgh, New York since September 2025. Prior to the acquisition described below, BBBC, our direct wholly owned subsidiary, held a 50% ownership interest in each of Micro Bird Canada and Micro Bird US.

On April 1, 2026, we completed the acquisition of the remaining 50% of the Micro Bird joint venture from our former joint venture partner pursuant to the Purchase Agreement described below. As a result of the acquisition, we now own 100% of the Micro Bird business.

Micro Bird Entities Purchase Agreement

On February 15, 2026, we entered into the Purchase Agreement with, among others, our indirect wholly owned Canadian subsidiaries, MB Callco Inc. (“MB CallCo”) and MB ExchangeCo, and (i) the AG 2014 Trust, the SG One 2014 Trust and the DG One 2014 Trust (collectively, the “Trusts”); (ii) GAG; and (iii) Girardin Minibus JV 2 Inc., a corporation existing under the laws of the Province of Québec (the “MB US Seller” and, together with the Trusts and GAG, the “Sellers”), to acquire from the Sellers their 50% interest in the Micro Bird joint venture.

Pursuant to the terms of the Purchase Agreement, BBBC acquired on April 1, 2026: (i) 100% of the issued and outstanding equity securities of Girardin Minibus JV 2 USA Inc., a Delaware corporation which owned a 50% interest in Micro Bird US immediately prior to the acquisition; and (ii) through MB ExchangeCo, BBBC’s indirect wholly owned Canadian subsidiary, 100% of the issued and outstanding equity securities of Girardin Minibus JV Inc., a corporation existing under the laws of the Province of Québec which owned 50% interest in Micro Bird Canada immediately prior to the acquisition, in exchange for an aggregate Purchase Price of $205,899,042, which is subject to adjustment as a result of customary working capital and net debt true-up provisions.

Under the terms of the Purchase Agreement, approximately 30% of the Purchase Price, or $63,021,286 after closing adjustments, was paid in cash, and approximately 70% of the Purchase Price, valued at $142,877,755 based on an adjusted value of 2,702,180 shares of our common stock as of April 1, 2026, was paid through the issuance to GAG of: (i) 2,702,180 Exchangeable Shares of MB ExchangeCo, which are exchangeable on a one-for-one basis for shares of our common stock, together with any dividends or other distributions then payable in respect of such Exchangeable Shares; and (ii) one Special Voting Share, with voting rights equivalent to the number of shares of our common stock that the outstanding Exchangeable Shares are exchangeable into at any time.

The Exchangeable Shares are not transferable without our consent. In addition, the Exchangeable Shares, and any shares of our common stock issued upon the exchange of the Exchangeable Shares, are subject to the Lock-up Provisions. No transfers of the Exchangeable Shares and any shares of our common stock issued upon the exchange of the Exchangeable Shares may occur for a period of six months from the closing of the Micro Bird acquisition, or until October 1, 2026. Thereafter, (i) 17.9% of the shares will be released from lock-up on October 1, 2026, (ii) an additional 17.9% of the shares will be released from lock-up on April 1, 2027, (iii) an additional 17.9% of the shares will be released from lock-up on October 1, 2027, (iv) an additional 27.8% of the shares will be released from lock-up on April 1, 2028, and (v) the remaining 18.5% of the shares will be released from lock-up on April 1, 2029.

The issuance of the Exchangeable Shares and the Special Voting Share was not registered under the Securities Act, in reliance on the exemptions from registration provided by Rule 506(b) and Section 4(a)(2) of the Securities Act, based on representations made by GAG, including its representation regarding its status as an “accredited investor” as defined in Rule 501(a) of the Securities Act. For a description of the Exchangeable Shares and the Preferred Voting Share, see “Description of Capital Stock – Exchangeable Shares” and “Description of Capital Stock – Special Voting Preferred Stock” in this prospectus supplement.

Arrangements Relating to the Exchangeable Shares

As a condition of the closing of the Micro Bird acquisition, we entered into the Exchange and Support Agreement on April 1, 2026 (the “Exchange and Support Agreement”) with our indirect wholly owned Canadian subsidiaries, MB ExchangeCo and MB CallCo, and GAG, as the holder of the Exchangeable Shares. Pursuant to the terms of the Exchange and Support Agreement, the holders of the Exchangeable Shares must be provided economic benefits to the same extent as holders of our common stock in the event of any dividend or other distribution, change, or adjustment relating to our common stock (such as a stock split, stock dividend, reclassification or reorganization). Additionally, the Exchange and Support Agreement contains certain covenants of ours while the Exchangeable Shares are outstanding, including: (i) not to declare or pay any dividends on our common stock unless MB ExchangeCo simultaneously declares an equivalent dividend for the Exchangeable Shares; (ii) advising MB ExchangeCo in advance of any dividend declaration by us; (iii) taking all actions reasonably necessary to enable MB ExchangeCo to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares; and (iv) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to (a) the number of Exchangeable Shares issued and outstanding from time to time and (b) the number of Exchangeable Shares issuable upon the exercise of all rights, if any, to acquire Exchangeable Shares from time to time. GAG, as the holder of Exchangeable Shares, is provided with voting rights equivalent to the holders of our common stock, through the aforementioned issuance to GAG of the Special Voting Share.

Pursuant to the Exchange and Support Agreement, we agreed to file with the SEC a registration statement covering the resale of our common stock issued upon the exchange of the Exchangeable Shares, use commercially reasonable efforts to cause the registration to become effective prior to the expiration of the contractual restrictions described above, and generally to cause such registration to remain effective while the Exchangeable Shares remain outstanding.

See “Description of Capital Stock – Exchange and Support Agreement” in this prospectus supplement.

Board Election Agreement

In connection with the closing of the Micro Bird acquisition, we entered into a Board Election Agreement with GAG (the “Board Election Agreement”) whereby: (i) on March 30, 2026, our Board of Directors appointed Steve Girardin as a Class III Director, effective as of the closing, with a term expiring at our annual meeting of stockholders in 2029; and (ii) if, under certain circumstances, Steve Girardin ceases to serve on our Board prior to such annual meeting, we have agreed to appoint his brother Dave Girardin as his replacement through our 2029 annual meeting. Pursuant to the Board Election Agreement, GAG agrees, during such time as Steve Girardin or Dave Girardin is serving on our Board, to vote all of our securities held by GAG and its affiliates in accordance with our Board’s recommendations. The Board Election Agreement will terminate immediately prior to our 2029 annual meeting of stockholders; provided, however, that the above-mentioned voting agreement will terminate 90 days after such time as neither Steve Girardin nor Dave Girardin is serving on our Board (if prior to our 2029 annual meeting).

Other Agreements

Also in connection with the closing of the Micro Bird acquisition, the Sellers, Steve Girardin, Dave Girardin and André Girardin, have agreed, subject to certain exceptions, that for a period of five years following the closing they will not, directly or indirectly, engage (whether as a shareholder, owner, partner, officer, manager, director, trustee, employee, consultant, or otherwise) in the business of design, building, or manufacturing of Type A, Type B, Type C, Type D, shuttle, or commercial buses or stripped chassis or other buses or vehicles that are competing with Type A, Type B, Type C, Type D, shuttle, or commercial buses or stripped chassis in or into any portion of the United States of America, Canada and Mexico.

Separate from the Micro Bird acquisition, we also acquired from an affiliate of GAG the manufacturing facility and related real property previously leased and operated by Micro Bird US in Plattsburgh, New York, for $15,369,304. Through Corporation Micro Bird Inc., a wholly owned subsidiary of Micro Bird Canada, we also entered into leases with affiliates of GAG with respect to certain properties used by the Micro Bird business. See “Selling Stockholder – Material Relationships with the Selling Stockholder.”

SELLING STOCKHOLDER

This prospectus supplement relates to the resale from time to time by the selling stockholder identified in this prospectus supplement of up to 2,702,180 shares of our common stock issuable upon the exchange, retraction or redemption, at the election of the selling stockholder, of the Exchangeable Shares or in connection with a liquidation, dissolution, winding-up or insolvency event involving us or MB ExchangeCo.

The information presented regarding the selling stockholder is based, in part, on information the selling stockholder provided to us specifically for use in this prospectus supplement. The selling stockholder may sell all, some or none of its shares of our common stock in this offering, subject to the Lock-up Provisions. See “Plan of Distribution” in this prospectus supplement. We may supplement this prospectus supplement from time to time in the future to update or change the selling stockholder list and the number of shares of our common stock that may be offered and sold by the selling stockholder. The registration for resale of the shares of our common stock does not necessarily mean that the selling stockholder will sell all or any of these shares.

Beneficial ownership for the purposes of the table below is determined in accordance with the SEC’s rules and regulations. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth, as of the date of this prospectus supplement, the name of the selling stockholder, the aggregate number of shares of our common stock beneficially owned upon exchange, or otherwise in respect of, the Exchangeable Shares, the aggregate number of shares of our common stock that the selling stockholder may offer pursuant to this prospectus supplement and the accompanying prospectus, and the number of shares of our common stock beneficially owned by the selling stockholder after the sale of the securities offered hereby. Because the selling stockholder is not obligated to sell the shares of our common stock, we cannot estimate the number of shares of our common stock the selling stockholder will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of the shares of our common stock that may be offered for sale pursuant to this prospectus supplement and the accompanying prospectus. Percentage of beneficial ownership is based on 31,347,063 shares of our common stock outstanding as of September 28, 2026. Pursuant to Rule 416 under the Securities Act, this prospectus supplement and the accompanying prospectus also cover any additional shares of our common stock that may become issuable in connection with shares of our common stock by reason of a stock dividend, stock split or other similar transaction effected without receiving any cash or other value, which results in an increase in the number of shares or our common stock outstanding.

Under some circumstances, permitted transferees or other successors in interest of the selling stockholder may also sell the shares listed below as being held by the selling stockholder. When we refer to the “selling stockholder” in this prospectus supplement, we mean the entity listed in the table below, and its permitted transferees or other successors in interest who later come to hold any of the shares of our common stock.

Name of Selling Stockholder	Shares of our Common Stock Beneficially Owned Prior to this Offering			Maximum Number of Shares of our Common Stock to Be Sold Pursuant to this Offering		Shares of our Common Stock Beneficial Owned After this Offering (Assuming the Sale of all Shares of our Common Stock Offered)
	Number		Percentage			Number	Percentage
Groupe Autobus Girardin Ltée(1)	2,702,180	(2)	7.9%	2,702,180	(2)	0	0

(1)	Based on the Schedule 13D filed with the SEC on April 8, 2026, by Groupe Autobus Girardin Ltée (“GAG”), Steve Girardin, André Girardin and Dave Girardin (the “Schedule 13D”), André Girardin holds an indirect 53.68% interest in GAG and Steve Girardin and Dave Girardin each hold an indirect 23.16% interest in GAG. Steve Girardin is a director and officer of GAG.

(2)	Represents shares of our common stock issuable upon exchange, or otherwise in respect of, the Exchangeable Shares. Based on the Schedule 13D: (i) Steve Girardin has shared voting and dispositive power with respect to, and may be deemed to beneficially own, 625,825 shares of our common stock; (ii) André Girardin has shared voting and dispositive power with respect to, and may be deemed to beneficially own, 1,450,530 shares of our common stock; and (iii) Dave Girardin has shared voting and dispositive power with respect to, and may be deemed to beneficially own, 625,825 shares of our common stock, in each case by virtue of such person’s ownership interest in GAG. In connection with the closing of the Micro Bird acquisition, we also issued to GAG the Special Voting Share, which has voting rights equivalent to the number of shares of our common stock that the outstanding Exchangeable Shares are exchangeable into at any time. See “Description of Capital Stock- Special Voting Preferred Stock” in this prospectus supplement.

Material Relationships with the Selling Stockholder

The selling stockholder does not have, or within the past three years has not had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

Board Service. In connection with the closing of the Micro Bird acquisition and pursuant to the Board Election Agreement, our Board of Directors appointed Steve Girardin as a Class III Director, effective as of April 1, 2026, with a term expiring at our annual meeting of stockholders in 2029. On April 29, 2026, our Board, upon recommendation of our Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”), appointed Steve Girardin to serve on the Nominating Committee. Steve Girardin will participate in our existing director compensation and equity incentive programs to the same extent as other members of our Board, subject to the decisions of, and program administration by, the Compensation Committee of our Board, as described in our Definitive Proxy Statement, filed with the SEC on January 26, 2026, with respect to our annual meeting of stockholders held in 2026.

Pursuant to the Board Election Agreement, under certain circumstances if Steve Girardin ceases to serve on our Board prior to our 2029 annual meeting, we have agreed to appoint his brother Dave Girardin as his replacement through our 2029 annual meeting.

See “Description of the Micro Bird Acquisition – Board Election Agreement,” “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement.

Micro Bird Acquisition. Steve Girardin, Dave Girardin (Steve Girardin’s brother) and André Girardin (Steve Girardin’s father) own GAG and directly or indirectly own the other entities constituting the Sellers in the Micro Bird acquisition whereby we acquired from the Sellers the remaining 50% of the Micro Bird joint venture pursuant to the Purchase Agreement. Steve Girardin and Dave Girardin also hold director and management positions in GAG and in the other Seller entities. In connection with the Micro Bird acquisition, GAG received the cash portion of the Purchase Price, the Exchangeable Shares and the Special Voting Share. For information regarding the Micro Bird acquisition, related transactions, the Exchangeable Shares and the Special Voting Share, see “Description of the Micro Bird Acquisition,” “Description of Capital Stock- Special Voting Preferred Stock,” “Description of Capital Stock – Exchangeable Shares” and “Description of Capital Stock- Exchange and Support Agreement.”

Dealer Transactions. Steve Girardin, Dave Girardin and André Girardin directly or indirectly own, in the aggregate, 100% of Superbird Capital Inc., a Canadian corporation. Steve Girardin and Dave Girardin are also directors of Superbird Capital, Inc. Superbird Capital, Inc., together with its subsidiaries (collectively, “Superbird”), are authorized Blue Bird dealers and actively promote and sell Blue Bird and Micro Bird buses, parts and services within their assigned areas of responsibility. Likewise, we make payments to Superbird for certain parts and warranty services. Pursuant to these dealer transactions: (i) we received from Superbird approximately $205 million and $200 million in aggregate gross revenues during the fiscal year ended September 27, 2025 and the nine months ended June 27, 2026, respectively; and (ii) we paid Superbird approximately $3.7 million and $2.4 million for certain parts and warranty services during the fiscal year ended September 27, 2025 and the nine months ended June 27, 2026, respectively. These dealer transactions are, and have been, long-term business relationships among the parties and are expected to continue in the future in similar amounts, and under similar terms and conditions, as are currently in place.

Real Estate Leases Involving Micro Bird Business. Steve Girardin, Dave Girardin and André Girardin directly or indirectly own, in the aggregate, 100% of Valiant Real Estate Inc., a Canadian corporation, and Valiant Real Estate USA Inc., a Delaware corporation (together, “Valiant”). Steve Girardin serves as President of each Valiant entity, and Steve Girardin and Dave Girardin serve as directors of each Valiant entity. Prior to the Micro Bird acquisition, Valiant leased the manufacturing facilities located in Drummondville, Quebec, Canada and Plattsburgh, New York to the Micro Bird joint venture. Aggregate rent paid under these leases was approximately $3.0 million and $2.0 million during the Micro Bird joint venture’s fiscal year ended September 30, 2025, and the six month period ended March 31, 2026, respectively.

Following the Micro Bird acquisition, Micro Bird Canada and its subsidiaries, which are now wholly owned by us, continue to lease the manufacturing facility located in Drummondville, Quebec, Canada from Valiant Real Estate Inc. The lease is a net lease, has a remaining initial term of approximately 49 months (subject to five, five-year options to extend on the terms and conditions set forth in the lease) and provides for annual rent of CAD$3,276,044 (or approximately $2.3 million), plus annual inflation-adjusted increases of approximately 3% per year starting on November 1, 2026. We expect the lease to remain in effect in accordance with its current terms.

We will no longer lease the manufacturing facility in Plattsburgh, New York from Valiant Real Estate USA Inc. because, separate from the Micro Bird acquisition, we acquired such manufacturing facility and related real property for $15,369,304 simultaneously with the closing of the Micro Bird acquisition. See “Description of Micro Bird Acquisition – Other Agreements.”

We also entered into a lease agreement at the closing of the Micro Bird acquisition with Les Gestions Renoflex Inc., an affiliate of GAG, for a manufacturing facility and storage yard. The lease is a net lease, has a three-year term and annual rent of CAD$291,748 (or approximately $205,483), subject to customary indexed increases.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to: (i) our second amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), including our Certificate of Designation of Special Voting Preferred Stock, as described below; (ii) the Exchange and Support Agreement; and (iii) our amended bylaws (our “Bylaws”), each of which has been filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 110.0 million shares, consisting of 100.0 million shares of common stock, $0.0001 par value per share, and 10.0 million shares of preferred stock, $0.0001 par value. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

At September 28, 2026, there were 31,347,063 shares of our common stock outstanding and one share of our preferred stock outstanding, which was the Special Voting Share.

Common Stock

Our Certificate of Incorporation provides that our common stock will have identical rights, powers, preferences and privileges.

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends. Holders of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of our common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution or Winding Up. In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of our preferred stock have been satisfied.

Preemptive or Other Rights. There are no sinking fund provisions applicable to our common stock.

Election of Directors. Our Board is divided into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. See “Description of Micro Bird Acquisition – Board Election Agreement” in this prospectus supplement.

Preferred Stock

Our Certificate of Incorporation provides that shares of our preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue our preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue our preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. See “- Special Voting Preferred Stock” below.

Special Voting Preferred Stock

In connection with the closing of the Micro Bird acquisition, our Board of Directors approved the filing of a Certificate of Designation of Special Voting Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation, which was filed and effective on April 1, 2026, created the new series $0.0001 par value Special Voting Preferred Stock, and we issued to GAG one share of such series, the Special Voting Share. The Special Voting Share has voting rights equivalent to the number of shares of our common stock that the outstanding Exchangeable Shares are exchangeable into at any time. The Special Voting Share is designed to provide holders of Exchangeable Shares with voting rights equivalent to the voting rights of holders of an equivalent number of shares of our common stock. The Special Voting Share has the following rights, privileges, limitations and restrictions:

Dividends. The holder of the Special Voting Share is not entitled to receive any dividends declared or paid by us.

Voting Rights. The holder of the Special Voting Share, provided that such holder also holds Exchangeable Shares, is entitled to vote together with the holders of our common stock as a single class, except as otherwise required by applicable law, at any meeting of our stockholders. The holder of the Special Voting Share is entitled to cast a number of votes equal to the aggregate number of shares of our common stock into which the Exchangeable Shares held by GAG, its affiliates and members of the Girardin family (collectively, the “Beneficiaries”) are exchangeable, provided that the holder of the Special Voting Share has received voting instructions from such Beneficiaries. All rights relating to such votes remain vested in and exercised by the holder of the Special Voting Share. We are entitled to rely solely and exclusively, without independent inquiry, on voting instructions submitted by the holder of the Special Voting Share with respect to the votes represented by the Special Voting Share. If conflicting claims arise regarding a Beneficiary’s interest in Exchangeable Shares or related voting rights, we may, in our sole discretion and without liability, refuse to recognize or comply with the exercise of such votes until the conflict is resolved.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding-up of us, the holder of the Special Voting Share shall rank senior to the holders of our common stock and junior to all other series of our preferred stock, if any, and will be entitled to receive, prior to the holders of our common stock, an amount equal to the par value per share ($0.0001). The Special Voting Share shall have no additional or broader participation rights in these circumstances.

Other Provisions. Other provisions of the Special Voting Share are set forth below.

•	The holder of the Special Voting Share shall not have any right to convert such share or exchange such share for shares of any other series or class of our capital stock.

•	In the event of any reclassification, exchange, merger, consolidation or other similar reorganization of MB ExchangeCo, as a result of which the Exchangeable Shares are changed, converted or exchanged for other securities, the references in the Certificate of Designation to Exchangeable Shares shall be automatically amended to reference the applicable securities into which such Exchangeable Shares were changed, converted into or exchanged for.

•	The Special Voting Share shall be automatically cancelled for no consideration at such time as the Special Voting Share no longer has any votes attached to it because the holder no longer holds any Exchangeable Shares.

•	The Special Voting Share may not be sold, exchanged or otherwise transferred without our prior written consent.

•	For so long as the Special Voting Share remains outstanding, the Certificate of Designation may not be amended without the affirmative vote of the holder of the Special Voting Share.

Exchangeable Shares

In connection with the closing of the Micro Bird acquisition, MB ExchangeCo issued to GAG 2,702,180 Exchangeable Shares. Each Exchangeable Share entitles the holder, upon exchange, retraction, redemption or certain liquidation or similar events, to receive one share of our common stock, together with any dividends or other distributions then payable in respect of such Exchangeable Share. The Exchangeable Shares are designed to preserve the economic equivalence of the Exchangeable Shares and our common stock and to provide holders with economic rights substantially equivalent to those associated with shares of our common stock. The rights, preferences, restrictions and conditions attaching to the Exchangeable Shares include the following:

•	A holder of Exchangeable Shares is entitled at any time to require MB ExchangeCo to redeem any or all of the Exchangeable Shares registered in such holder’s name in exchange for one share of our common stock for each Exchangeable Share, together with any dividends or other distributions then payable in respect of such Exchangeable Shares at the time of redemption.

•	If we declare a dividend or other distribution on our common stock, MB ExchangeCo is generally required to declare a corresponding dividend or other distribution on the Exchangeable Shares. In the case of a cash dividend or other distribution, holders of Exchangeable Shares are entitled to receive a cash dividend or other distribution equal to that declared on our common stock. In the case of a non-cash dividend or other distribution, holders of Exchangeable Shares are entitled to receive the same type and amount of property, or property that is economically equivalent thereto.

•	MB ExchangeCo has the right to redeem all outstanding Exchangeable Shares (other than Exchangeable Shares held by us or our subsidiaries) for shares of our common stock (together with any dividends or other distributions then payable in respect of such Exchangeable Shares) at any time after the date which is one month following the fifth anniversary of the issuance of the Exchangeable Shares. This right may be exercised earlier in certain circumstances, including if fewer than 5% of the Exchangeable Shares originally issued remain outstanding or upon the occurrence of certain extraordinary transactions involving us, such as a change of control, sale of substantially all of our assets or stockholder approval of our liquidation.

•	The right of holders of Exchangeable Shares to require MB ExchangeCo to redeem their Exchangeable Shares, and the right of MB ExchangeCo to redeem the Exchangeable Shares, both as described above, are subject to the overriding right of us and MB CallCo to purchase such shares for the same consideration that would otherwise be payable by MB ExchangeCo. If neither us nor MB CallCo exercise the overriding call right, the holders of Exchangeable Shares may demand that we exercise (or cause MB Callco to exercise) the applicable call right with respect to such Exchangeable Shares. See “Exchange and Support Agreement” below.

•	Holders of Exchangeable Shares are not entitled to receive notice of or to attend any meeting of the shareholders of MB ExchangeCo or to vote at any such meeting, except as required by law or as specifically provided by the terms of the Exchangeable Shares.

•	Upon the liquidation, dissolution or winding up of MB ExchangeCo, holders of Exchangeable Shares are entitled to receive, in priority to the holders of MB ExchangeCo common shares and other junior securities, consideration consisting of one share of our common stock for each Exchangeable Share, together with any dividends or other distributions then payable in respect of such Exchangeable Share. The right of holders of Exchangeable Shares upon liquidation, dissolution or winding-up of MB ExchangeCo are subject to the overriding right of us and MC CallCo to purchase all but not less than all of the Exchangeable Shares held by such holders for the same consideration that would otherwise be payable by MB ExchangeCo. If neither us nor MB CallCo exercise the overriding call right, the holders of Exchangeable Shares may demand that we exercise (or cause MB Callco to exercise) the applicable call right with respect to such Exchangeable Shares. See “Exchange and Support Agreement” below.

•	The terms of the Exchangeable Shares also include provisions intended to provide holders with the economic benefit of stock splits, stock dividends, reorganizations, recapitalizations and certain other transactions affecting our common stock.

Exchange and Support Agreement

In connection with the issuance of the Exchangeable Shares, we entered into an Exchange and Support Agreement with certain of our Canadian subsidiaries, MB CallCo and MB ExchangeCo, and GAG. The Exchange and Support Agreement is intended to support the economic equivalence of the Exchangeable Shares and our common stock and to facilitate the issuance and delivery of our common stock upon exchanges, redemptions and other transactions involving the Exchangeable Shares.

Pursuant to the Exchange and Support Agreement, the holders of the Exchangeable Shares must be provided economic benefits to the same extent as holders of our common stock in the event of any dividend, change or adjustment relating to our common stock (such as a stock split, stock dividend, reclassification or reorganization). Additionally, the Exchange and Support Agreement contains certain covenants of ours while the Exchangeable Shares are outstanding, including: (i) not to declare or pay any dividends on our common stock unless MB ExchangeCo simultaneously declares an equivalent dividend for the Exchangeable Shares; (ii) advising MB ExchangeCo in advance of any dividend declaration by us; (iii) taking all actions reasonably necessary to enable MB ExchangeCo to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares; and (iv) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to (a) the number of Exchangeable Shares issued and outstanding from time to time and (b) the number of Exchangeable Shares issuable upon the exercise of all rights, if any, to acquire Exchangeable Shares from time to time. GAG, as the holder of Exchangeable Shares, is provided with voting rights equivalent to the holders of our common stock, through the aforementioned issuance to GAG of the Special Voting Share.

The Exchange and Support Agreement provides that, in the event of a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction involving our common stock that is proposed by us or proposed to us or our stockholders and recommended by our Board of Directors (or otherwise effected with the consent or approval of our Board), we and MB ExchangeCo will use reasonable efforts to take such actions as are necessary or desirable to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as holders of our common stock, without discrimination.

Under the Exchange and Support Agreement, we and MB Callco have agreed not to exercise, and to cause our subsidiaries not to exercise, any voting rights attached to Exchangeable Shares held by us or our subsidiaries; however, for further clarity, this does not restrict our right, directly or indirectly, to vote the common shares of MB ExchangeCo. We and MB Callco may, however, appoint proxyholders with respect to such Exchangeable Shares solely for the purpose of attending meetings of holders of Exchangeable Shares and being counted as part of the quorum for such meetings.

The Exchange and Support Agreement grants us and MB Callco certain liquidation call rights, retraction call rights and redemption call rights that permit us or MB Callco, in specified circumstances, to acquire Exchangeable Shares directly from a holder in lieu of a liquidation payment, redemption or retraction by MB ExchangeCo. The Exchange and Support Agreement also provides for the automatic exchange of outstanding Exchangeable Shares upon certain liquidation or insolvency events involving us or MB ExchangeCo, pursuant to which such Exchangeable Shares are exchanged for one share of our common stock per Exchangeable Share, together with dividends or other distributions then payable in respect of such Exchangeable Shares. In each case, holders of Exchangeable Shares generally are entitled to receive the same economic consideration that otherwise would have been payable under the terms of the Exchangeable Shares.

Pursuant to the Exchange and Support Agreement, we agreed to file with the SEC a registration statement covering the resale of our common stock issued upon the exchange of the Exchangeable Shares, use commercially reasonable efforts to cause the registration to become effective prior to the expiration of the contractual restrictions described above, and generally to cause such registration to remain effective while the Exchangeable Shares remain outstanding. In accordance with the Exchange and Support Agreement, we may suspend the use of such registration statement, including any prospectus that forms a part of such registration statement, for certain specified periods, in the event that we determine (i) that it would be required to make disclosure of material information in such registration statement that we have a bona fide business purpose for preserving as confidential, (ii) such registration statement must be amended to include recast or other historical financial statements or financial information, whether due to a fundamental change or otherwise, or (iii) the registration statement or related prospectus must otherwise be amended or supplemented. We are required to use commercially reasonable efforts to minimize the length of any such suspension.

In addition, we are not obligated to file or maintain the effectiveness of the registration statement if the selling stockholder is not an “affiliate” of ours (as defined under Rule 144 under the Securities Act) at the time contractual restrictions on resale applicable to the selling stockholder expire, and is then able to resell our common stock pursuant to Rule 144 without restriction or limitation, or pursuant to another exemption under the Securities Act.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. In addition, certain of our loan agreements restrict the payment of dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, debt covenants and general financial condition. The payment of any cash dividends will be within the discretion of our Board of Directors at such time.

Certain Anti-Takeover Provisions Under our Charter and Pursuant to Delaware Law

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our Board of Directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our Board;

•	subject to any rights of holders of existing preferred shares, the ability of our Board to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	the requirement that a special meeting of stockholders may be called only by the chairman of our Board, the chief executive officer, or our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings;

•	providing for a staggered board, in which the members of our Board are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

•	permitting the removal of directors with or without cause by stockholders voting a majority of the votes cast if, at any time and for so long as, American Securities LLC (through its affiliate ASP BB Holdings LLC) beneficially owns, in the aggregate, capital stock representing at least 40% of the outstanding shares of our common stock;

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company;

•	requiring an affirmative vote of at least two-thirds of our entire Board and by the holders of at least 66.67% of the voting power of our outstanding voting stock in order to adopt an amendment to our certificate of incorporation if, at any time and for so long as, American Securities LLC (through its affiliate ASP BB Holdings LLC) beneficially owns, in the aggregate, capital stock representing at least 50% of the outstanding shares of our common stock; and

•	requiring an affirmative vote of at least two-thirds of our entire Board or by the holders of at least 66.67% of the voting power of our outstanding voting stock to amend our bylaws if, at any time and for so long as, American Securities LLC (through its affiliate ASP BB Holdings LLC) beneficially owns, in the aggregate, capital stock representing at least 50% of the outstanding shares of our common stock.

These provisions, alone or together, could delay hostile takeovers and changes in control of our Company or changes in our Board and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock, as described in more detail below. Any provision of our Certificate of Incorporation or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

For additional information regarding certain provisions that may operate to preclude a takeover of us, see “Risk Factors” in Part I – Item 1A of our Annual Report on Form 10-K for the year ended September 27, 2025.

Listing

Our common stock is quoted on The NASDAQ Global Market under the symbol “BLBD.”

Our Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

PLAN OF DISTRIBUTION

The selling stockholder may sell, subject to the Lock-up Provisions, all or a portion of the shares of our common stock held by them and offered by this prospectus supplement and accompanying prospectus from time to time, in one or more transactions, directly or through one or more underwriters, broker-dealers or agents. As used in this prospectus supplement, the term “selling stockholder” includes any permitted transferees or other successors in interest of the selling stockholder after the date of this prospectus supplement. If the shares of our common stock are sold through underwriters, broker-dealers or agents, then the selling stockholder will be responsible for the underwriting discounts or commissions. The shares of our common stock may be sold, subject to the Lock-up Provisions, in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices or such other price as the selling stockholder determine from time to time. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the registration statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	subject to compliance with applicable Canadian securities laws, distribution to members, limited partners or stockholders of the selling stockholder;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell, subject to the Lock-up Provisions, shares of our common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus supplement. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus supplement, subject to the Lock-up Provisions. If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At a time a particular offering of shares of our common stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the number of shares of our common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter and any discount. In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. The shares of our common stock offered hereby have not been and will not be qualified for sale to the public in Canada by a prospectus under applicable Canadian securities laws and, accordingly, any sale of the shares of our common stock in Canada may only be made on the basis of an exemption from the prospectus requirements of applicable Canadian securities laws.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of our shares of common stock to engage in market-making activities with respect to our shares of common stock. All of the foregoing may affect the marketability of our shares of common stock and the ability of any person or entity to engage in market-making activities with respect to our shares of common stock.

The selling stockholder is subject to the Lock-up Provisions. The selling stockholder has agreed that no transfers of the Exchangeable Shares, and any shares of our common stock issued upon the exchange of the Exchangeable Shares, may occur for a period of six months from the closing of the Micro Bird acquisition, or until October 1, 2026. Thereafter, (i) 17.9% of the shares will be released from lock-up on October 1, 2026, (ii) an additional 17.9% of the shares will be released from lock-up on April 1, 2027, (iii) an additional 17.9% of the shares will be released from lock-up on October 1, 2027, (iv) an additional 27.8% of the shares will be released from lock-up on April 1, 2028, and (v) the remaining 18.5% of the shares will be released from lock-up on April 1, 2029.

To the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) and the accompanying prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We cannot assure you that the selling stockholder will sell all or any portion of the shares of common stock offered hereby. We are registering the resale of shares of our common stock to provide the selling stockholder with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder pursuant to this prospectus supplement or at all.

To the extent required, this prospectus supplement may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Smith, Gambrell & Russell, LLP, Atlanta, Georgia. Certain U.S. securities and tax matters in connection with this offering will be passed upon for the selling stockholder by Troutman Pepper Locke LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and schedule of Blue Bird Corporation as of September 27, 2025 and September 28, 2024 and for each of the three years in the period ended September 27, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of September 27, 2025 incorporated by reference into this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is quoted on The NASDAQ Global Market under the symbol “BLBD.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, we and/or any selling securityholders to be named in a prospectus supplement may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. We will also be required to provide a prospectus supplement containing specific information about any selling securityholders and the terms on which our securities are being offered and sold. We may also add, update, or change in a prospectus supplement information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable supplement, then you should rely on the information in the applicable supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling securityholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

We and/or any selling securityholders may only offer to sell, and seek offers to buy, our securities in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, then you should refer to that agreement or document for its complete contents.

You should assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Blue Bird,” or the “Company” refer to Blue Bird Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, prospectuses and other information with the SEC. The SEC maintains a website that contains our reports, proxy statements and other information filed with the SEC at http://www.sec.gov. Our SEC filings are also available free of charge at our website at http://www.blue-bird.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended September 28, 2024, filed with the SEC on November 25, 2024;

•	our Current Report on Form 8-K, filed with the SEC on October 28, 2024;

•	our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders filed with the SEC on January 29, 2024 (but only with respect to the information therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 11, 2023); and

•	the “Description of Securities” section of the Definitive Proxy Statement on Schedule 14A filed with the SEC by Hennessy Capital Acquisition Corp. on January 20, 2015, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended September 28, 2024, filed with the SEC on November 25, 2024, and any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Blue Bird Corporation

3920 Arkwright Road, 2nd Floor

Macon, Georgia 31210

Tel: (478) 822-2801

Email: investors@blue-bird.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated herein by reference, contains forward-looking statements. All statements in this prospectus and the information incorporated herein by reference, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof or, in the case of statements included in documents incorporated by reference, as of the date of the applicable filed document, and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “estimate,” “project,” “forecast,” “seek,” “target,” “anticipate,” “believe,” “predict,” “potential,” and “continue,” the negative of these terms, or other comparable terminology. Examples of forward-looking statements include statements regarding our future financial results, research and trial results, regulatory approvals, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements relate to expectations for future financial performance, business strategies, or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the future financial performance of the Company;

•	negative changes in the market for Blue Bird products;

•	expansion plans and opportunities;

•	challenges or unexpected costs related to manufacturing;

•	future impacts from pandemics, epidemics or similar widespread disease or illness outbreaks (collectively, “public health crises”) on capital markets, manufacturing and supply chain abilities, consumer and customer demand, school system operations, workplace conditions, and any other unexpected impacts, which could include, among other effects:

o	disruption in global financial and credit markets;

o	supply shortages and supplier financial risk, especially from our single-source suppliers impacted by public health crises;

o	negative impacts to manufacturing operations or the supply chain from shutdowns or other disruptions in operations;

o	negative impacts on capacity and/or production in response to changes in demand due to public health crises, including possible cost containment actions;

o	financial difficulties of our customers impacted by public health crises;

o	reductions in market demand for our products due to public health crises; and

o	potential negative impacts of various actions taken by foreign and United States of America (“U.S.”) federal, state, and/or local governments in response to public health crises;

•	future impacts resulting from military conflicts, which include or could include, among other effects:

o	disruption in global commodity and other markets;

o	supply shortages and supplier financial risk, especially from suppliers providing inventory that is dependent on resources originating from countries involved in military conflicts; and

o	negative impacts to manufacturing operations resulting from inventory cost volatility or the supply chain due to shutdowns or other disruptions in operations;

•	other risks described in “Risk Factors” in Part I – Item 1A of our Annual Report on Form 10-K for the year ended September 28, 2024, and from time to time in our other SEC filings.

These forward-looking statements are based on information available as of the date of this prospectus (or, in the case of forward-looking statements incorporated herein by reference, as of the date of the applicable filed document), and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different than those expressed or implied by these forward-looking statements. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in this prospectus. Other risks and uncertainties are and will be disclosed in our prior and future SEC filings.

PROSPECTUS SUMMARY

Background

We (formerly Hennessy Capital Acquisition Corp.) were incorporated in Delaware on September 24, 2013 as a special purpose acquisition company, or SPAC. On February 24, 2015, we consummated a business combination (the “Business Combination”), pursuant to which we acquired all of the outstanding capital stock of School Bus Holdings Inc. (“School Bus Holdings”) from The Traxis Group, B.V. (“Traxis”), in accordance with a purchase agreement, dated as of September 21, 2014, by and among us, Traxis and Hennessy Capital Partners I LLC, as amended on February 10, 2015 and February 18, 2015 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the total purchase price was paid in a combination of cash in the amount of $100.0 million and 12,000,000 shares of our common stock.

In connection with the closing of the Business Combination, we changed our name from Hennessy Capital Acquisition Corp. to Blue Bird Corporation.

Pursuant to a Purchase and Sale Agreement, dated as of May 26, 2016, by and among Traxis, ASP BB Holdings LLC and us, Traxis sold to ASP BB Holdings LLC all of the 12,000,000 shares of our common stock owned by Traxis. We did not receive any proceeds from that transaction.

Pursuant to a Subscription Agreement, dated as of December 15, 2021 (the “Subscription Agreement”) by and among Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A (and together with Coliseum Capital Partners L.P., the “Subscribers”) and us, we sold to the Subscribers an aggregate of 4,687,500 shares of our common stock, for aggregate gross proceeds of $75 million.

In fiscal 2023 and 2024, American Securities LLC (through its affiliate ASP BB Holdings LLC) and the Subscribers sold all of their shares of our common stock through several registered offerings pursuant to an effective Registration Statement on Form S-3 previously filed by us in satisfaction of registration rights held by these stockholders.

Any description of our business herein or in the documents incorporated herein by reference describes the business historically operated by School Bus Holdings and its subsidiaries under the “Blue Bird” name as an independent enterprise prior to the Business Combination and as subsidiaries of Blue Bird Corporation after the Business Combination.

Our Company

We are the leading independent designer and manufacturer of school buses, with more than 610,000 buses sold since our formation in 1927. Our longevity and reputation in the school bus industry have made Blue Bird an iconic American brand. We distinguish ourselves from our principal competitors by dedicating our focus to the design, engineering, manufacture and sale of school buses, and related parts. As the only principal manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, efficiency, and lower operating costs. In addition, Blue Bird is the market leader in alternatives to diesel-powered applications with its propane-powered, gasoline-powered, and all-electric-powered school buses. We manage our business in two operating segments, which are also our reportable segments: (i) the Bus segment, which involves the design, engineering, manufacture, and sales of school buses and extended warranties; and (ii) the Parts segment, which includes the sale of replacement bus parts.

Our principal executive offices are located at 3920 Arkwright Road, 2nd Floor, Macon, Georgia and our telephone number is (478) 822-2801. Our website is https://www.blue-bird.com. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risks and uncertainties incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in our reports we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, as well as the risk factors set forth in the applicable prospectus supplement, before investing in our securities.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the article or section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Blue Bird,” “we,” “our,” or “us” refer to Blue Bird Corporation, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of, or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of, or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holder of the debt securities or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify, or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. The applicable terms of the book-entry securities will be set forth in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Blue Bird) is a corporation organized and validly existing under the laws of Delaware and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, or transfer all or part of their properties to us.

Events of Default

“Event of Default” with respect to any series of debt securities means, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Blue Bird and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency, or reorganization of Blue Bird; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to initiate a lawsuit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend, or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect, or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger, and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment or to make changes to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	we shall have deposited with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit shall not result in any breach or violation, or constitute a default under, the indenture for the debt securities or any other agreement or instrument;

•	no default with respect to the debt securities shall have occurred and be continuing; and

•	we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees, or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the U.S. located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (our “certificate of incorporation”) and amended bylaws (our “bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized and Outstanding Stock

Our charter authorizes the issuance of 110.0 million shares, consisting of 100.0 million shares of common stock, $0.0001 par value per share, and 10.0 million shares of preferred stock, $0.0001 par value. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

At December 20, 2024, there were 32,111,078 shares of our common stock outstanding.

Common Stock

Our charter provides that our common stock will have identical rights, powers, preferences and privileges.

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends. Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up. In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of our preferred stock have been satisfied.

Preemptive or Other Rights. There are no sinking fund provisions applicable to our common stock.

Election of Directors. Our board of directors is divided into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management.

As of December 23, 2024, there were no shares of preferred stock outstanding. Shares of Series A Convertible Cumulative Preferred Stock issued in connection with our Business Combination were either purchased by us or converted by us into common stock.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. In addition, certain of our loan agreements restrict the payment of dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, debt covenants and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.

Certain Anti-Takeover Provisions Under our Charter and Pursuant to Delaware Law

Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

•	subject to any rights of holders of existing preferred shares, the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings;

•	providing for a staggered board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

•	permitting the removal of directors with or without cause by stockholders voting a majority of the votes cast if, at any time and for so long as, American Securities LLC (through its affiliate ASP BB Holdings LLC) beneficially owns, in the aggregate, capital stock representing at least 40% of the outstanding shares of our common stock;

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company;

•	requiring an affirmative vote of at least two-thirds of our entire board of directors and by the holders of at least 66.67% of the voting power of our outstanding voting stock in order to adopt an amendment to our certificate of incorporation if, at any time and for so long as, American Securities LLC (through its affiliate ASP BB Holdings LLC) beneficially owns, in the aggregate, capital stock representing at least 50% of the outstanding shares of our common stock; and

•	requiring an affirmative vote of at least two-thirds of our entire board of directors or by the holders of at least 66.67% of the voting power of our outstanding voting stock to amend our bylaws if, at any time and for so long as, American Securities LLC (through its affiliate ASP BB Holdings LLC) beneficially owns, in the aggregate, capital stock representing at least 50% of the outstanding shares of our common stock.

These provisions, alone or together, could delay hostile takeovers and changes in control of our Company or changes in our board of directors and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock, as described in more detail below. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

For additional information regarding certain provisions that may operate to preclude a takeover of the Company, see “Risk Factors” in Part I – Item 1A of our Annual Report on Form 10-K for the year ended September 28, 2024.

Listing

Our common stock is quoted on The NASDAQ Global Market under the symbol “BLBD.”

Our Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Any warrants we issue will be under one or more warrant agreements between us and a warrant agent named in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a particular series of preferred stock. If we issue depositary shares, the applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement, which may supersede any general terms outlined in this section.

We will deposit shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a bank or trust company, having its principal office in the U.S. and having a combined capital and surplus of at least $50 million, that we will select as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion, and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

Holders of such whole shares of preferred stock, however, will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of our preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable action requested by the preferred stock depositary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

The deposit agreement may be terminated by us at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if the preferred stock depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder. Neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

The description in the applicable prospectus supplement of any depositary shares that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, which may include:

•	the price, if any, per right;

•	the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each stockholder;

•	the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures, and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and any combination of debt securities, shares of our common stock or preferred stock or depositary shares. The stock purchase units may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase units also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC.

SELLING SECURITYHOLDERS

Information regarding the beneficial ownership of our securities by any selling securityholders, the number of securities being offered by such selling securityholders and the number of securities beneficially owned by such selling securityholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Smith, Gambrell & Russell, LLP, Atlanta, Georgia, will provide opinions regarding the authorization and, if applicable, validity of the securities. Smith, Gambrell & Russell, LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Blue Bird Corporation as of September 28, 2024 and September 30, 2023 and for each of the three years in the period ended September 28, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of September 28, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT

UP TO 2,702,180 SHARES OF COMMON STOCK

October 1, 2026